PHARMACEUTICAL FORMULATIONS, INC.

  Annual Meeting of Stockholders - Wednesday November 15, 1995

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints MAX A. TESLER and FRANK MARCHESE and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at The Drake Hotel, New York, New York, on Wednesday, November 15, 1995, at 4:30 p.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated on the reverse side hereof.

     The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposals No. 2 and 3 and FOR the election of Dr. Tesler and Messrs. Oram, Blackshire, Cheesman and Callahan as Directors.

1.   ELECTIONS OF DIRECTORS:

[ ]FOR all nominees listed below       [ ]  WITHHOLD AUTHORITY
 (except as marked to the contrary          to vote for all
                                            nominees listed
                                            below.


Dr. Max A. Tesler, John L. Oram, Ben Blackshire, Ray W. Cheesman and Michael Callahan.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through or otherwise strike nominee's name in the list above.)

2.   FOR AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
AUTHORIZE A CLASS OF SERIES PREFERRED STOCK.

 FOR                      AGAINST             ABSTAIN

[   ]                      [    ]             [    ]

3.   FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS
THE INDEPENDENT AUDITORS OF THE COMPANY.

 FOR                      AGAINST             ABSTAIN

 [   ]                     [    ]             [   ]

4.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING.

 Please date, sign as name appears at left, and return promptly.

If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

 Dated:_______________________________________________________

 _____________________________________________________________
                            (Signature)

 _____________________________________________________________
                            (Print Name)

 SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.